UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PATHEON INC.
(Name of Registrant as Specified In Its Charter)
JLL ASSOCIATES V (PATHEON), L.P.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a press release issued on behalf of JLL Associates V (Patheon), L.P. on November 19, 2013.

Press Release
New York (U.S.A.)/Heerlen (NL), 19 November 2013
25E

Royal DSM and JLL create leading pharma services company in USD 2.6 bn transaction
Global CDMO company combines DSM Pharmaceutical Products and Patheon

JLL Partners (“JLL”), a leading middle-market private equity firm, and Royal DSM, the global Life Sciences and Materials Sciences company, today announced the creation of a new company, which will be a leading global contract development and manufacturing organization (CDMO) for the pharmaceutical industry with anticipated sales of around USD 2 billion. It will be 51% owned by JLL and 49% by DSM.

The name of the company (provisionally called NewCo) will be announced in the coming months. NewCo will be formed by combining DSM’s business group DSM Pharmaceutical Products (“DPP”) with Patheon Inc. (TSX: PTI) (“Patheon”), after a successful completion of the transaction described below. NewCo will be a leading global contract development and manufacturing organization with anticipated 2014 sales of about USD 2 billion (pro-forma) and a strong EBITDA and operational cash flow.

NewCo will have an end-to-end offering from finished dosage (drug products) to active substances (APIs) and a global footprint of 23 locations across North America, Europe, Latin America and Australia with about 8,300 employees.

Combining DPP and Patheon is fully in line with DSM’s strategy for its Pharma cluster as well as an excellent value creation opportunity as DSM and JLL will work together to maximize the value of NewCo. For DSM, combining DPP with Patheon into NewCo is also a key step in the strategic transformation of its Pharma activities into partnerships.

Once the transaction is complete, NewCo will add scale and new value chain capabilities/technologies to expand its end-to-end service offering as a comprehensive solution provider to the industry. NewCo will operate as an independent standalone company.

The highlights of the transaction are as follows:

•	NewCo will be owned by JLL (51%) and DSM (49%).
•	JLL will contribute USD 489 million in cash to NewCo and DSM will contribute DSM Pharmaceutical Products (DPP) and receive a seller note of USD 200 million, thereby valuing DPP at USD 670 million.
•
NewCo has entered into a definitive agreement to effect a Plan of Arrangement pursuant to the Canada Business Corporations Act (“POA”) with Patheon under which NewCo would acquire Patheon for USD 9.32 per share in cash resulting in a:

o	total enterprise value for Patheon of approximately USD 1.95 billion (about €1.45 billion)
o	64% premium to Patheon’s closing share price on 18 November, 2013
•	Patheon’s Board of Directors, acting on the unanimous recommendation of a committee of independent directors, recommends that Patheon’ shareholders vote in favor of the POA.

Global CDMO company combines DSM Pharmaceutical
Products and Patheon
19 November 2013

•	JLL and the executive officers and directors of Patheon, who collectively own approximately 66% of the outstanding shares of Patheon, have signed Voting Agreements in support of the POA.
•	Committed financing to be funded at closing of USD 1.65 billion has been secured from J.P. Morgan, UBS, Jefferies, Morgan Stanley and KeyBank.
•	Subject to customary conditions, the transaction is expected to close in H1 2014.
•	DSM will deconsolidate DPP after closing.
•	The transaction is expected to be EPS accretive for DSM from 2015 onwards.

Patheon is a leading provider of contract development and commercial manufacturing services to the global pharmaceutical industry, with a focus on drug products. In the 12 months ending 31 July 2013, the company recorded revenues of USD 943 million and pro-forma consolidated EBITDA (per credit agreement definition) of USD 188 million. The company has around 5,900 employees.

DPP is a leading provider of contract development and manufacturing services to the pharmaceutical, biopharmaceutical and agrochemical industries with a focus on drug products and APIs. In 2012 DPP realized net sales of €543 million with around 2,400 employees.

NewCo will have a unique breadth of service offerings with a focus on drug products and APIs with a wide range of technologies and will be able to offer comprehensive end-to-end solutions to a broad spectrum of companies ranging from large pharmaceutical and biotech companies to specialty pharma companies, generics and emerging pharma companies.

The combined company will also be a leader in proprietary softgel formulations for over-the-counter, prescription and nutritional consumer products. The exclusive synthesis products and intermediates are targeted to the crop protection, personal care, and fine chemicals products industries.

Jim Mullen, currently CEO of Patheon, will be appointed CEO of NewCo upon completion of the transaction. Mr. Mullen joined Patheon in 2011 as Chief Executive Officer. Prior to joining Patheon, he served as CEO and President at Biogen Idec Inc., one of the world's largest biotechnology companies from 2003 to 2010. He possesses over 30 years of industry experience, ranging from biotechnology and pharmaceuticals to specialty chemicals, as well as extensive expertise in pharmaceutical and biotech manufacturing, engineering, sales, marketing, mergers and acquisitions.

Feike Sijbesma, CEO and Chairman of the DSM Managing Board, said: “Fully in line with our strategy, this is for DSM Pharmaceutical Products the perfect way to accelerate growth and for DSM to maximize value for this business. By creating a global top CDMO organization I am convinced that NewCo as a standalone company will be able to create substantial value. With this partnership DSM has made a key step in the strategic transformation of its Pharma activities into partnerships whilst creating maximal value for all stakeholders.“

Paul S. Levy, Managing Director of JLL Partners, Chairman of the Board of Patheon shared: “This partnership demonstrates JLL’s commitment to building companies that create value, fill unmet needs and drive excellence within their respective industries. This is the strategic initiative and execution ‘know how’ that stakeholders have come to expect from JLL. NewCo is poised to transform the CDMO industry and we are excited to bring these two entities together.”

Stefan Doboczky, Member of the DSM Managing Board and responsible for the Pharma cluster, commented: “Our customers bring life-saving and life-enhancing medicines to people who need them around the world. They will greatly benefit from NewCo’s unmatched depth and breadth of capabilities and services.

Global CDMO company combines DSM Pharmaceutical
Products and Patheon
19 November 2013

I am convinced that NewCo will be even better positioned to help customers succeed with their unique needs.”

Financial information
DSM expects the transaction to be accretive to its earnings per share from 2015 onwards. In accordance with the applicable accounting standards DPP will be classified as assets held for sale in Q4 2013 and a non-cash impairment loss of around €120 million will be recognized as an exceptional item. From the closing date onwards DSM will present the investment in NewCo as an associated account in accordance  with the equity method. Under IFRS rules also DSM Sinochem Pharmaceuticals will be deconsolidated from 1 January 2014. Consequently, the reporting of the Pharma cluster in the core EBITDA of DSM will be discontinued from the beginning of 2014.

Additional information
J.P. Morgan Limited is serving as financial advisor to DSM. Latham & Watkins LLP is serving as lead legal advisor to DSM, supported by Cleary Gottlieb Steen & Hamilton LLP, Norton Rose Fulbright Canada LLP, Allen & Overy and Hinckley, Allen & Snyder LLP. Morgan Stanley and Jefferies are serving as financial advisors to JLL Partners. Legal advisors to JLL Partners are Skadden, Arps, Slate, Meagher & Flom LLP, Borden Ladner Gervais LLP and Simpson Thacher & Bartlett LLP.

Conference calls
Today DSM will hold a conference call for the media from 08.00 AM – 08.30 AM CET (+31 (0)20 53 15 871 or +44 (0) 203 365 3207) and a conference call for investors and analysts from 09.00 AM – 10.00 AM CET (+31 (0)20 53 15 871 or +44 (0) 203 365 3207). Also, more information can be found in the presentation that can be found on www.dsm.com.

JLL Partners
JLL Partners is a middle-market private equity firm with a 25 year track-record of adding value to complex investments through financial and operational expertise. Since its founding in 1988 by Paul S. Levy, JLL Partners has committed approximately USD 4.2 billion across six funds, and developed significant expertise in the healthcare and other sectors. JLL is a control investor and sources its deals from its deep network of industry contacts, applying its proven, value-oriented and growth driven investment approach to provide limited partners with attractive risk-adjusted returns throughout all investment cycles.

Patheon
Patheon Inc. (TSX: PTI) is a leading provider of contract development and commercial manufacturing services to the global pharmaceutical industry for a full array of solid and sterile dosage forms. Through the company’s recent acquisition of Banner Pharmacaps – a market leader in soft gelatin capsule technology – Patheon now also includes a proprietary products and technology business. Patheon provides the highest quality products and services to approximately 300 of the world's leading pharmaceutical and biotechnology companies. The company's integrated network consists of 13 locations, including  commercial contract manufacturing facilities and development centers across North America and Europe. Patheon enables customer products to be launched with confidence anywhere in the world. For more information visit http://www.patheon.com.

Patheon plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a proxy statement and management information circular in connection with the proposed transaction with NewCo. The proxy statement and management information circular will also be filed on SEDAR. INVESTORS AND SECURITYHOLDERS OF PATHEON ARE URGED TO READ THE PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE SUCH MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT PATHEON, NEWCO

Global CDMO company combines DSM Pharmaceutical
Products and Patheon
19 November 2013

AND THE PROPOSED TRANSACTION. The proxy statement and management information circular and other relevant materials (when they become available), and any and all other documents filed by Patheon with the U.S. or Canadian securities regulators, may be obtained free of charge at the SEC’s website at www.sec.gov or in Canada at www.sedar.com. In addition, investors and securityholders may obtain free copies of the documents Patheon files with the SEC or with Canadian securities regulators by directing a written request to Patheon Inc., 2100 Syntex Court, Missisauga, Ontario, Canada L5N 7K9, Attention: Corporate Secretary. Copies of Patheon’s filings with the SEC and with Canadian securities regulators may also be obtained at the “Investors Relations” section of Patheon’s website at www.patheon.com.

DSM – Bright Science. Brighter Living.™
Royal DSM is a global science-based company active in health, nutrition and materials. By connecting its unique competences in Life Sciences and Materials Sciences DSM is driving economic prosperity, environmental progress and social advances to create sustainable value for all stakeholders. DSM delivers innovative solutions that nourish, protect and improve performance in global markets such as food and dietary supplements, personal care, feed, pharmaceuticals, medical devices, automotive, paints, electrical and electronics, life protection, alternative energy and bio-based materials. DSM’s 23,500 employees deliver annual net sales of around €9 billion. The company is listed on NYSE Euronext. More information can be found www.dsm.com.

Or find us on:

For more information:
DSM Corporate Communications Herman Betten tel. +31 (0) 45 5782017 e-mail media.relations@dsm.com	DSM Investor Relations Dave Huizing tel. +31 (0) 45 5782864 e-mail investor.relations@dsm.com
JLL Partners Dan Agroskin tel. +1 212 210 9369 e-mail d.agroskin@jllpartners.com	Patheon Inc. tel. +1 919 226 3200 e-mail media@patheon.com

DSM Forward-looking statements
This press release may contain forward-looking statements with respect to DSM’s future (financial) performance and position. Such statements are based on current expectations, estimates and projections of DSM and information currently available to the company. DSM cautions readers that such statements involve certain risks and uncertainties that are difficult to predict and therefore it should be understood that many factors can cause actual performance and position to differ materially from these statements. DSM has no obligation to update the statements contained in this press release, unless required by law. The English language version of the press release is leading.

Patheon Forward-looking statements:
This press release contains “forward looking information” or "forward-looking statements" within the meaning of applicable Canadian securities laws, including statements regarding the proposed transaction, the combined company’s plans, objectives, expectations and intentions, leadership in the contract development and manufacturing services industry, the expected sales of the combined company, expected timing and benefits of the transaction, and the preparation, delivery and availability of a proxy statement and management information circular and other relevant materials in connection with the proposed transaction, which forward-looking statements may use forward-looking terminology such as "may", "will", "expect", "anticipate", "believe", "continue", "potential", or the negative thereof or other variations thereof

Global CDMO company combines DSM Pharmaceutical
Products and Patheon
19 November 2013

or comparable terminology. Such forward-looking statements may include, without limitation, statements regarding the completion of the proposed transaction and other statements that are not historical facts.

These forward-looking statements reflect beliefs and assumptions which are based on Patheon’s and Newco’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. In making these statements, Patheon and Newco have made assumptions with respect to: the proposed financing of the transaction; the ability of Patheon and Newco to achieve expected synergies and the timing of same; the ability of Patheon and Newco to predict and adapt to changing customer requirements, preferences and spending patterns; the ability of Patheon and Newco to protect their intellectual property; future capital expenditures, including the amount and nature thereof; trends and developments in the contract development and manufacturing services industry and other sectors of the economy which are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; anticipated acquisitions; future results being similar to historical results; expectations related to future general economic and market conditions; and other matters. Patheon’s and Newco’s beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Patheon’s beliefs and assumptions may prove to be inaccurate and consequently Patheon's actual results could differ materially from the expectations set out herein.

While such forward-looking statements are expressed by Patheon, as stated in this release, in good faith and believed by Patheon to have a reasonable basis, they are subject to important risks and uncertainties including, without limitation, the possibility that certain assumptions with respect to the proposed transaction could prove to be inaccurate, risks and uncertainties relating to the transaction and financing thereof, Newco’s significant levels of indebtedness as a result of the proposed transaction, Newco’s inability to complete the anticipated financing as contemplated by applicable commitment letters prior to the contractually required time for closing of the proposed transaction or otherwise secure favourable terms for such financing, approval of applicable governmental authorities, required Patheon shareholder approval and necessary court approvals, the satisfaction or waiver of certain other conditions contemplated by the Arrangement Agreement, disruptions resulting from the proposed transaction making it more difficult to maintain business relationships, and changes in applicable laws or regulations, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. As a result of these risks and uncertainties, the proposed transaction could be modified, restructured or may not be completed, and the results or events predicted in these forward-looking statements may differ materially from actual results or events. These forward-looking statements are not guarantees of future performance, given that they involve risks and uncertainties. Patheon is not affirming or adopting any statements made by any other person in respect of the proposed transaction and expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws or to comment on expectations of, or statements made by any other person in respect of the proposed transaction.

Investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement. Reliance on forward-looking statements is at an investors' own risk.

Cautionary Statement
No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.